EX-99.1

Apnimed Reports Second Quarter 2026 Financial Results and Provides Corporate Update

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U.S. Food and Drug Administration (“FDA”) Accepted the NDA for AD109, with a proposed proprietary name Oxnimbi™, and assigned a PDUFA target action date of February 28, 2027
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If approved, Oxnimbi has the potential to become the first oral pharmacologic therapy designed to address the neuromuscular root cause of upper airway collapse for the millions of people living with OSA
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Strengthened the Company’s leadership team with several key appointments
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Completed its upsized initial public offering for gross proceeds of $220.8 million and its common stock began trading on the Nasdaq Global Select Market

CAMBRIDGE, Mass., September 8, 2026 – Apnimed, Inc. (Nasdaq: APMD) (“Apnimed”), a late stage clinical pharmaceutical company dedicated to the discovery, development and commercialization of novel oral therapies that address the neurobiology of sleep-related breathing diseases, today announced its financial results for the second quarter ended June 30, 2026, and provided a corporate update.

“This was a highly productive quarter for Apnimed as we continued to execute against our strategy, highlighted by the FDA’s acceptance of our NDA for AD109 (proposed proprietary name Oxnimbi), with a PDUFA target action date of February 28, 2027,” said Kevin Lind, Chief Executive Officer of Apnimed. “Over the past several months, we have significantly strengthened our financial position, including through the successful completion of our IPO, providing us with additional resources as we prepare for the potential commercialization of Oxnimbi, pending approval. With this strengthened financial position, we are advancing our commercial readiness activities and building the capabilities needed to support a potential U.S. launch. With an estimated 80 million people in the U.S. living with OSA, many of whom remain untreated, we believe Oxnimbi has the potential to address the scale of unmet need in OSA and, if approved, represents a significant commercial opportunity for Apnimed.”

Recent Highlights and Upcoming Milestones

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Announced the FDA accepted for review the New Drug Application (“NDA”) for AD109 (proposed proprietary name Oxnimbi) for the treatment of adults with obstructive sleep apnea (“OSA”). The FDA has assigned a Prescription Drug User Fee Act (“PDUFA”) target action date of February 28, 2027.
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Presented a broad body of data and research at both ATS 2026 and SLEEP 2026, including pooled analyses of the SynAIRgy and LunAIRo Phase 3 trials of Oxnimbi, reflecting one of the largest clinical development programs conducted for an OSA pharmacotherapy, as well as research highlighting the significant unmet need in OSA.
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Simultaneously published two peer-reviewed articles on Oxnimbi, including results from the Phase 3 SynAIRgy trial in the American Journal of Respiratory and Critical Care Medicine and a companion mechanistic review article in the American Journal of Respiratory Cell and Molecular Biology.
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Strengthened the Company’s leadership team with the appointments of Kevin Lind as Chief Executive Officer, Michael Kelly as Chief Financial Officer and Steven Spector as Chief Legal Officer and Head of Corporate Affairs as part of a planned leadership transition.
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Completed two financing transactions to support commercial readiness and the potential U.S. launch of Oxnimbi, if approved by the FDA, including an upsized initial public offering for gross proceeds of $220.8 million and a senior secured credit facility for up to $150 million with funds managed by HealthCare Royalty Partners.

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Completed the strategic monetization of the Company’s interest in Shionogi-Apnimed Sleep Science, generating $100 million in upfront proceeds, with the potential for additional milestone and royalty payments, while allowing the Company to further focus its resources on Oxnimbi.
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Apnimed’s common stock began trading on the Nasdaq Global Select Market under the ticker symbol “APMD” on July 31, 2026.
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Apnimed was included in a preliminary list of additions to the Russell 2000® Index, to be effective on September 21, 2026.

Upcoming Investor Events

Cantor Global Healthcare Conference 2026, September 9-11, 2026, New York, NY

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Apnimed fireside chat on Thursday, September 10, 2026.

Second Quarter Financial Results

Apnimed reported cash and cash equivalents of approximately $172.8 million at June 30, 2026. Subsequently, the Company completed its upsized initial public offering of 13,800,000 shares of its common stock, including 1,800,000 shares issued pursuant to the full exercise of the underwriters’ overallotment option, at a price to the public of $16.00 per share for gross proceeds of $220.8 million, less underwriting discounts and commissions.

Research and development expenses were $9.9 million for the three months ended June 30, 2026, a decrease of $6.1 million, or 38%, compared to $16.0 million for the three months ended June 30, 2025. The net decrease was primarily driven by $7.6 million lower clinical trial expense related to AD109 (proposed proprietary name Oxnimbi) as LunAIRo and SynAIRgy trials were completed in 2025, and $0.1 million decrease in other projects expense. This decrease was partially offset by an increase of $1.6 million in medical affairs expense due to increased Key Opinion Leader engagement in 2026.

General and administrative expenses were $12.7 million for the three months ended June 30, 2026, an increase of $7.3 million, or greater than 100%, compared to $5.4 million for the three months ended June 30, 2025. The net increase was primarily related to increases of $3.0 million in legal services incurred related to business consulting and contract negotiations, and increased salary expense due to increased headcount, $4.0 million in infrastructure to prepare us, the market, and our brand for the expected launch of Oxnimbi, if approved, including key areas such as education on the unmet needs in OSA, pricing strategy, forecast estimates, market access planning, product positioning and stakeholder messaging, and $0.3 million in stock-based compensation related to increased headcount.

Other income (expenses) was $137.8 million for the three months ended June 30, 2026, an increase of $137.5 million, or greater than 100%, compared to $0.3 million for the three months ended June 30, 2025. The net increase is primarily related to a $57.1 million gain on reversal of deposit liability, an $85.4 million gain on sale of equity method investment, a $0.6 million increase in interest income, and a change in other income of $0.1 million due to the change in fair value of the contingent asset, offset by a $2.9 million combined change in fair value of long-term debt, revenue interest liability, and the convertible notes, and an increase in other expense related to $2.9 million of long-term debt and revenue interest liability issuance costs.

Net income was $125.9 million for the quarter ended June 30, 2026, compared to a net loss of $69.5 million for the quarter ended June 30, 2025. The increase was primarily attributable to the factors impacting the Company’s expenses and other income described above.

About AD109 / Oxnimbi

AD109 is Apnimed’s investigational drug candidate, with a proposed proprietary name of Oxnimbi. The proposed name remains subject to final FDA review and acceptance and may change. Oxnimbi is designed to be the first potential pharmacological treatment to improve oxygenation during sleep and target the neuromuscular root cause of upper airway collapse in people with OSA. It is a potentially first-in-class combination of aroxybutynin, a novel antimuscarinic, and atomoxetine, a selective norepinephrine reuptake inhibitor. Oxnimbi is intended to be a once-daily oral pill taken at bedtime that is designed to lower the complexity of treating OSA. Oxnimbi, if approved, may offer an oral solution to help improve oxygenation and health for people living with OSA. Oxnimbi has completed two Phase 3 clinical trials for the treatment of mild, moderate and severe OSA. Apnimed's NDA for Oxnimbi is under review by the FDA and was assigned a PDUFA goal date of February 28, 2027. There can be no assurances that Oxnimbi will be approved by the FDA by the PDUFA target action date, or at all.

About Apnimed

Apnimed is a late stage clinical pharmaceutical company dedicated to the discovery, development and commercialization of novel oral therapies that address the neurobiology of sleep-related breathing diseases. We believe the introduction of once-nightly oral drugs has the potential to expand diagnosis and the reach of treatment for people with OSA. We believe that people with OSA would benefit from having multiple treatment options with differing mechanisms to more fully address the heterogeneity of OSA’s disease pathophysiology. Apnimed envisions a new era where novel oral therapies simplify intervention and expand the reach of diagnosis and treatment.

Apnimed is advancing its product candidate, AD109 (proposed proprietary name Oxnimbi), which is designed to improve oxygenation in individuals living with OSA. We believe that Oxnimbi could become the catalyst for a new oral treatment paradigm for OSA that has been historically limited to devices or invasive surgeries.

Learn more at apnimed.com or follow us on  X  and  LinkedIn.

Cautionary Note Regarding Forward-Looking Statements

This press release includes certain disclosures that contain “forward-looking statements,” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We may, in some cases, use terms such as "predicts," "forecasts," "believes," "potential," "proposed," "continue," "estimates," "anticipates," "expects," "plans," "intends," "may," "could," "might," "should" or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. Examples of forward-looking statements contained in this press release include, without limitation, statements regarding our expectations as to commercial readiness activities, the potential approval and commercialization of Oxnimbi, the potential acceptance of Oxnimbi as the proprietary name for AD109, the clinical and therapeutic potential of Oxnimbi (including to address OSA), the size of the commercial opportunity for Oxnimbi, the occurrence and timing of the PDUFA goal date for Oxnimbi, and other statements that are not historical facts. We intend these forward- looking statements to be covered by the safe harbor provisions for forward looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act, and are making this statement for purposes of complying with those safe harbor provisions.

Forward-looking statements are based on our current expectations, estimates and projections only as of the date of this release and are subject to inherent uncertainties, risks and assumptions that are difficult to predict. Factors that could cause actual results to differ include, but are not limited to, the risks inherent in biopharmaceutical product development; our ability to execute on our strategy, including obtaining the requisite regulatory approvals on the expected timeline, if at all; risks related to our financial condition and the need for substantial additional funding in order to complete development activities and commercialize Oxnimbi; risks related to the competitive landscape for OSA products; our ability to attract, integrate and retain key personnel; risks related to regulatory developments and approval processes of the FDA and comparable foreign regulatory authorities; and risks related to establishing and maintaining our intellectual property protections. These and other risks and uncertainties concerning our business and operations are described more fully in the sections titled “Risk Factors” of the final prospectus related to the offering filed with the U.S. Securities and Exchange Commission (“SEC”) and in its most recent periodic report filed with the SEC. Forward-looking statements contained in this announcement are made as of this date, and Apnimed undertakes no duty to update such information except as required under applicable law.

Media Contact:
media@apnimed.com

Investor Contact:
ir@apnimed.com

APNIMED, INC. AND SUBSIDIARY

CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)

(in thousands, except share and per share amounts)

	June 30, 2026	December 31, 2025
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$172,804	$41,890
Prepaid research and development	1,407	1,541
Accounts receivable	690	959
Deferred transaction costs	4,779	—
Prepaid expenses and other current assets	5,092	665
Total current assets	184,772	45,055
PROPERTY AND EQUIPMENT, NET	53	66
ASSETS HELD FOR SALE	—	26,893
CONTINGENT ASSET	9,893	—
OPERATING LEASE RIGHT-OF-USE ASSET	714	835
OTHER ASSETS	24	24
TOTAL ASSETS	$195,456	$72,873
LIABILITIES, CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ DEFICIT
CURRENT LIABILITIES:
Accounts payable	$6,598	$1,788
Accrued expenses and other current liabilities	9,184	11,026
Operating lease liability	265	250
Short-term deferred revenue	19,531	97,812
Total current liabilities	35,578	110,876
LONG TERM LIABILITIES:
Operating lease liability, net of current	485	623
Convertible notes	39,331	40,646
Debt	40,267	—
Revenue interest liability	10,037	—
Deposit liability	—	57,120
Deferred revenue	—	15,244
TOTAL LIABILITIES	125,698	224,509
COMMITMENTS AND CONTINGENCIES (NOTE 7)
Convertible Preferred Stock, $0.00001 par value, 29,557,303 and 25,934,116 shares authorized as of June 30, 2026 and December 31, 2025, respectively; 28,522,107 shares issued and outstanding as of June 30, 2026 and December 31, 2025. Liquidation preference of $249,518 and $224,518 as of June 30, 2026 and December 31, 2025, respectively.	245,939	221,147
STOCKHOLDERS’ DEFICIT:
Common stock, $0.00001 par value, 51,712,954 (48,567,709 Class A, 2,948,668 Class B, and 196,577 Class C) shares authorized as of June 30, 2026 and 45,627,228 (42,481,983 Class A, 2,948,668 Class B, and 196,577 Class C) shares authorized as of December 31, 2025; 4,801,823 (1,853,155 Class A, 2,752,091 Class B, and 196,577 Class C) shares issued and outstanding as of June 30, 2026 and 4,781,256 (1,832,588 Class A, 2,752,091 Class B, and 196,577 Class C) shares issued and outstanding as of December 31, 2025.	1	1
Additional paid-in capital	27,508	24,560
Accumulated deficit	(203,690)	(397,344)
Total stockholders’ deficit	(176,181)	(372,783)
TOTAL LIABILITIES, CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ DEFICIT	$195,456	$72,873

APNIMED, INC. AND SUBSIDIARY

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

(in thousands, except share and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
REVENUE - RELATED PARTY	$12,080	$17,110	$96,894	$20,241
OPERATING EXPENSES:
Research and development	9,900	15,969	18,004	39,425
General and administrative	12,674	5,353	19,180	10,823
Cost of services - related party	1,210	1,724	3,370	3,041
Total operating expenses	23,784	23,046	40,554	53,289
INCOME (LOSS) FROM OPERATIONS	(11,704)	(5,936)	56,340	(33,048)
OTHER INCOME (EXPENSES):
Interest income	970	309	1,188	740
Gain on sale of equity method investment	85,380	—	85,380	—
Gain on reversal of deposit liability	57,120	—	57,120	—
Change in fair value of long-term debt	(1,659)	—	(1,659)	—
Change in fair value of revenue interest liability	(460)	—	(460)	—
Change in fair value of convertible notes	(796)	—	1,315	—
Other income (expense)	(2,738)	—	(2,738)	—
Total other income	137,817	309	140,146	740
NET INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	126,113	(5,627)	196,486	(32,308)
Income tax expense	—	—	—	—
NET INCOME (LOSS) FROM CONTINUING OPERATIONS	126,113	(5,627)	196,486	(32,308)
Loss from discontinued operations	(178)	(63,847)	(2,832)	(65,812)
NET INCOME (LOSS)	$125,935	$(69,474)	$193,654	$(98,120)

Net income (loss) per share of Class A, Class B and Class C - Basic:
Continuing operations	$26.29	$(1.18)	$40.97	$(6.80)
Discontinued operations	$(0.04)	$(13.43)	$(0.59)	$(13.85)
Basic net income (loss) per share	$26.25	$(14.61)	$40.38	$(20.65)

Net income (loss) per share of Class A, Class B and Class C - Diluted:
Continuing operations	$3.92	$(1.18)	$6.07	$(6.80)
Discontinued operations	$(0.01)	$(13.43)	$(0.09)	$(13.85)
Diluted net income (loss) per share	$3.91	$(14.61)	$5.98	$(20.65)

Weighted average common shares outstanding, basic	4,797,152	4,754,020	4,795,472	4,751,347
Weighted average common shares outstanding, diluted	32,353,048	4,754,020	32,173,441	4,751,347